Exhibit 99.1

STRYKER OPERATING RESULTS FOR

QUARTER AND YEAR ENDED DECEMBER 31, 2007

Kalamazoo, Michigan - January 23, 2008 -- Stryker Corporation (NYSE:SYK) reported operating results for the quarter and year ended December 31, 2007 as follows:

Fourth Quarter Highlights

•	Net sales increased 18.4% (14.4% constant currency) to $1,658 million
•	Orthopaedic Implant sales increased 16.5% (11.8% constant currency)
•	MedSurg Equipment sales increased 21.2% (18.2% constant currency)
•	Net earnings from continuing operations increased 21.8% from $227 million to $276 million and net earnings increased 21.1% from $228 million to $276 million
•	Diluted net earnings per share from continuing operations increased 20.0% from $.55 to $.66

Highlights for the Year Ended December 31, 2007

•	Net sales increased 16.6% (14.0% constant currency) to $6,001 million
•	Orthopaedic Implant sales increased 14.8% (11.8% constant currency)
•	MedSurg Equipment sales increased 19.3% (17.4% constant currency)
•	Diluted net earnings per share from continuing operations increased 26.7% from $1.87 to $2.37 and adjusted diluted net earnings per share from continuing operations increased 20.0% from
$2.00 to $2.40
•	Net earnings increased 30.8% to $1,017 million and diluted net earnings per share increased
29.1% from $1.89 to $2.44

"Our strong fourth quarter financial results capped another excellent year, our seventh consecutive year of double-digit sales growth," commented Stephen P. MacMillan, President and Chief Executive Officer. "Domestic sales were particularly strong, as every key franchise achieved double digit growth in the fourth quarter and international sales were also solid, especially behind the continued expansion of our MedSurg franchises."

Net sales were $1,658.1 million for the fourth quarter of 2007, representing an 18.4% increase over net sales of $1,400.4 million for the fourth quarter of 2006, and were $6,000.5 million for the year ended December 31, 2007, representing a 16.6% increase over net sales of $5,147.2 million for the year ended December 31, 2006.  On a constant currency basis, net sales increased 14.4% for the fourth quarter and 14.0% for the year.

Net earnings from continuing operations for the fourth quarter of 2007 were $276.1 million, representing a 21.8% increase over net earnings from continuing operations of $226.7 million for the fourth quarter of 2006.  Diluted net earnings per share from continuing operations for the fourth quarter of 2007 increased 20.0% to $.66 compared to $.55 for the fourth quarter of 2006.

Net earnings from continuing operations for the year ended December 31, 2007 were reduced by a $12.7 million intangible asset impairment charge (net of $7.1 million income tax benefit) recorded in the second quarter to write off patents associated with intervertebral body fusion cage products.  Net earnings from continuing operations for the year ended December 31, 2006 were reduced by a $52.7 million charge to write off purchased in-process research and development associated with the first quarter 2006 acquisition of Sightline Technologies, Ltd. (Sightline).

Excluding the impact of the $12.7 million intangible asset impairment recorded in the second quarter of 2007 and the $52.7 million charge to write off purchased in-process research and development in the first quarter of 2006, adjusted net earnings from continuing operations for the year ended December 31, 2007 of $999.4 million increased 21.3% over adjusted net earnings from continuing operations of $824.1 million for the year ended December 31, 2006 and adjusted diluted net earnings per share from continuing operations for the year ended December 31, 2007 of $2.40 increased by 20.0% over adjusted diluted net earnings per share from continuing operations of $2.00 for the year ended December 31, 2006.

Net earnings from continuing operations for the year ended December 31, 2007 were $986.7 million, representing a 27.9% increase over net earnings from continuing operations of $771.4 million for the year ended December 31, 2006.  Diluted net earnings per share from continuing operations for the year ended December 31, 2007 increased 26.7% to $2.37 compared to $1.87 for the year ended December 31, 2006.

During the second quarter of 2007, the Company sold its outpatient physical therapy business. This sale resulted in a second quarter 2007 gain of $25.7 million (net of income taxes), or $.06 per diluted share.  Net earnings from discontinued operations for the year ended December 31, 2007 were $5.0 million, or $.01 per diluted share, compared to net earnings from discontinued operations of $6.3 million, or $.02 per diluted share for the year ended December 31, 2006. Net earnings from discontinued operations for the fourth quarter of 2006 were $1.2 million.

Net earnings for the fourth quarter of 2007 were $276.1 million, representing a 21.1% increase over net earnings of $227.9 million for the fourth quarter of 2006.  Diluted net earnings per share for the fourth quarter of 2007 increased 20.0% to $.66 compared to $.55 for the fourth quarter of 2006.  Net earnings for the year ended December 31, 2007 were $1,017.4 million, representing a 30.8% increase over net earnings of $777.7 million for the year ended December 31, 2006.  Diluted net earnings per share for the year ended December 31, 2007 increased 29.1% to $2.44 compared to $1.89 for the year ended December 31, 2006.

Sales Analysis

Domestic sales were $1,054.6 million for the fourth quarter and $3,850.3 million for the year ended December 31, 2007, representing increases of 17.4% and 16.7%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

International sales were $603.5 million for the fourth quarter and $2,150.2 million for the year ended December 31, 2007, representing increases of 20.2% and 16.3%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $55.9 million in the fourth quarter and by $131.5 million for the year ended December 31, 2007.  On a constant currency basis, international sales increased 9.0% in the fourth quarter and 9.2% for the year ended December 31, 2007.

Worldwide sales of Orthopaedic Implants were $971.5 million for the fourth quarter and $3,570.7 million for the year ended December 31, 2007, representing increases of 16.5% and 14.8%, respectively based on higher shipments of reconstructive (hip, knee and shoulder), trauma, spinal and craniomaxillofacial implant systems; bone cement; and the bone growth factor OP-1.  On a constant currency basis, sales of Orthopaedic Implants increased 11.8% in both the fourth quarter and for the year ended December 31, 2007.

Worldwide sales of MedSurg Equipment were $686.6 million for the fourth quarter and $2,429.8 million for the year ended December 31, 2007, representing increases of 21.2% and 19.3%, respectively based on higher shipments of surgical equipment; surgical navigation systems; endoscopic, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  On a constant currency basis, sales of MedSurg Equipment increased 18.2% in the fourth quarter and 17.4% for the year ended December 31, 2007.

Income Taxes

The Company's effective income tax rates on earnings from continuing operations for the fourth quarter and year ended December 31, 2007 were 28.1% and 28.0%, respectively, as compared to effective income tax rates on such earnings for the fourth quarter and year ended December 31, 2006 of 28.2% and 29.5%, respectively.  The effective income tax rate for the year ended December 31, 2007 reflects the impact of the intangible asset impairment charge of $12.7 million (net of $7.1 million income tax benefit).  The effective income tax rate for the year ended December 31, 2006 reflects the impact of the non-deductibility for income tax purposes of the purchased in-process research and development charge associated with the acquisition of Sightline.

Outlook for 2008

The Company's outlook for 2008 continues to be optimistic regarding underlying growth rates in orthopaedic procedures and sales growth rates in the Company's broadly based range of products in orthopaedics and other medical specialties, despite the potential for continued pricing pressure in certain markets.  The Company projects that diluted net earnings per share from continuing operations for 2008 will approximate $2.88, an increase of 20% over adjusted diluted net earnings per share from continuing operations of $2.40 in 2007.  The financial forecast for 2008 includes a constant currency net sales increase in the range of 11% to 13% as a result of growth in shipments of Orthopaedic Implants and MedSurg Equipment.  If foreign currency exchange rates hold near current levels, the Company anticipates a favorable impact on net sales of approximately 2.5% to 3% in the first quarter of 2008 and a favorable impact on net sales of approximately 1% to 1.5% for the full year of 2008.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 4:30 p.m., Eastern Time, today.  To participate in the conference call dial 800-884-5695 (domestic) or 617-786-2960 (international) and enter the participant passcode 74454751. A simultaneous webcast of the call will be accessible via the company web site at www.stryker.com. The call will be archived on this site for 90 days.

A recording of the call will also be available from 6:30 p.m., Eastern Time today, until 6:30 p.m. on Friday, January 25, 2008. To hear this recording you may dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 62980091.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements.  Such factors include, but are not limited to: pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect United States Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; changes in economic conditions that adversely affect the level of demand for the Company's products; changes in foreign exchange markets; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker Corporation is one of the world's leading medical technology companies with the most broadly based range of products in orthopaedics and a significant presence in other medical specialties.  Stryker works with respected medical professionals to help people lead more active and more satisfying lives.  The Company's products include implants used in joint replacement, trauma, craniomaxillofacial and spinal surgeries; biologics; surgical, neurologic, ear, nose & throat and interventional pain equipment; and endoscopic, surgical navigation, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  For more information about Stryker, please visit the company web site at www.stryker.com.

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2007
(Unaudited - In Millions Except Per Share Amounts)
CONDENSED STATEMENTS OF EARNINGS

	Fourth Quarter			Year Ended December 31
	2007	2006	% Change	2007	2006	% Change

Net sales	$1,658.1	$1,400.4	18.4	$6,000.5	$5,147.2	16.6
Cost of sales	524.5	444.5	18.0	1,865.2	1,616.6	15.4

GROSS PROFIT	1,133.6	955.9	18.6	4,135.3	3,530.6	17.1
% of Sales	68.4	68.3		68.9	68.6

Research, development and
engineering expenses	101.8	91.2	11.6	375.3	324.6	15.6
Selling, general and
administrative expenses	658.9	549.5	19.9	2,391.5	2,047.0	16.8
Intangibles amortization	10.0	11.4	(12.3)	41.4	42.7	(3.0)
Intangible asset impairment	-	-	--	19.8	-	--
Purchased in-process research and development	-	-	--	-	52.7	(100.0)

	770.7	652.1	18.2	2,828.0	2,467.0	14.6

OPERATING INCOME	362.9	303.8	19.5	1,307.3	1,063.6	22.9
% of Sales	21.9	21.7		21.8	20.7

Other income (expense)	21.1	11.8	78.8	62.8	30.2	107.9

EARNINGS BEFORE INCOME TAXES	384.0	315.6	21.7	1,370.1	1,093.8	25.3
Income taxes	107.9	88.9	21.4	383.4	322.4	18.9

NET EARNINGS FROM CONTINUING OPERATIONS	276.1	226.7	21.8	986.7	771.4	27.9
Net earnings from discontinued operations	-	1.2	(100.0)	5.0	6.3	(20.6)
Net gain on sale of discontinued operations	-	-	--	25.7	-	--

NET EARNINGS	$276.1	$227.9	21.1	$1,017.4	$777.7	30.8

Basic net earnings per share
Net earnings from continuing operations	$0.67	$0.56	19.6	$2.41	$1.90	26.8
Net earnings from discontinued operations	$ -	$ -	--	$0.01	$0.02	(50.0)
Net gain on sale of discontinued operations	$ -	$ -	--	$0.06	$ -	--
Basic net earnings per share	$0.67	$0.56	19.6	$2.48	$1.91	29.8

Diluted net earnings per share
Net earnings from continuing operations	$0.66	$0.55	20.0	$2.37	$1.87	26.7
Net earnings from discontinued operations	$ -	$ -	--	$0.01	$0.02	(50.0)
Net gain on sale of discontinued operations	$ -	$ -	--	$0.06	$ -	--
Diluted net earnings per share	$0.66	$0.55	20.0	$2.44	$1.89	29.1

Average Shares Outstanding
Basic	410.7	407.4		409.7	406.5
Diluted	418.2	413.8		417.2	411.8

RECONCILIATION OF REPORTED NET EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED NET
EARNINGS FROM CONTINUING OPERATIONS

	Year Ended December 31
	2007	2006	% Change
NET EARNINGS FROM CONTINUING OPERATIONS
Reported net earnings from continuing operations	$986.7	$771.4	27.9
Intangible asset impairment	12.7	-	--
Purchased in-process research and development	-	52.7	(100.0)
Adjusted net earnings from continuing operations	$999.4	$824.1	21.3

DILUTED NET EARNINGS PER SHARE FROM CONTINUING OPERATIONS
Reported diluted net earnings per share from continuing operations	$2.37	$1.87	26.7
Intangible asset impairment	$0.03	$ -	--
Purchased in-process research and development	$ -	$0.13	(100.0)
Adjusted diluted net earnings per share from continuing operations	$2.40	$2.00	20.0

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2007
(Unaudited - In Millions)
CONDENSED SALES ANALYSIS

	Fourth Quarter				Year Ended December 31
			% Change				% Change
				Constant				Constant
	2007	2006	Reported	Currency	2007	2006	Reported	Currency

Domestic	$1,054.6	$898.2	17.4	17.4	$3,850.3	$3,298.4	16.7	16.7
International	603.5	502.2	20.2	9.0	2,150.2	1,848.8	16.3	9.2

NET SALES	$1,658.1	$1,400.4	18.4	14.4	$6,000.5	$5,147.2	16.6	14.0

Orthopaedic Implants	$971.5	$833.8	16.5	11.8	$3,570.7	$3,110.1	14.8	11.8
MedSurg Equipment	686.6	566.6	21.2	18.2	2,429.8	2,037.1	19.3	17.4

NET SALES	$1,658.1	$1,400.4	18.4	14.4	$6,000.5	$5,147.2	16.6	14.0

	SUPPLEMENTAL SALES GROWTH ANALYSIS

	Fourth Quarter
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	10	17	6	13	8
Knees	14	18	6	15	11
Trauma	24	18	8	21	14
Spine	32	17	8	27	24
Craniomaxillofacial	22	(8)	(16)	10	6
Total Orthopaedic Implants	16	17	6	17	12

MedSurg Equipment sales:
Surgical equipment and surgical
navigation systems	15	35	23	21	17
Endoscopic, communications and
digital imaging systems	17	27	15	20	17
Patient handling and emergency
medical equipment	26	13	3	24	22
Total MedSurg Equipment	19	29	17	21	18

	Year Ended
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	7	12	5	9	6
Knees	15	16	9	16	13
Trauma	29	12	6	19	15
Spine	29	16	10	25	23
Craniomaxillofacial	24	6	0	17	14
Total Orthopaedic Implants	16	13	7	15	12

MedSurg Equipment sales:
Surgical equipment and surgical
navigation systems	17	26	18	20	17
Endoscopic, communications and
digital imaging systems	18	30	21	21	19
Patient handling and emergency
medical equipment	18	7	3	16	15
Total MedSurg Equipment	18	24	17	19	17

STRYKER CORPORATION
(Unaudited - In Millions)
CONDENSED BALANCE SHEETS

	December 31	December 31
	2007	2006

ASSETS

Cash and cash equivalents	$290.5	$416.6

Marketable securities	2,120.3	998.2

Accounts receivable (net)	1,030.7	867.2

Inventories	796.2	677.6

Other current assets	667.2	574.7

TOTAL CURRENT ASSETS	4,904.9	3,534.3

Property, Plant and Equipment (net)	991.6	914.9

Goodwill and Other Intangibles (net)	925.5	914.8

Other Assets	532.0	509.8

TOTAL ASSETS	$7,354.0	$5,873.8

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$1,333.0	$1,351.5

Other Liabilities	642.5	331.3

Shareholders' Equity	5,378.5	4,191.0

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$7,354.0	$5,873.8

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2007
(Unaudited - In Millions)
CONDENSED STATEMENTS OF CASH FLOWS

	Fourth Quarter		Year Ended December 31
	2007	2006	2007	2006

OPERATING ACTIVITIES

Net earnings from continuing operations	$276.1	$226.7	$986.7	$771.4

Depreciation	36.4	31.2	137.1	116.7

Amortization	59.1	54.2	229.5	207.4

Intangible asset impairment	-	-	19.8	-

Gain on sale of discontinued operations	-	-	(40.7)	-

Purchased in-process research and development	-	-	-	52.7

Changes in working capital and other	(4.1)	58.3	(304.1)	(280.9)

NET CASH PROVIDED BY OPERATING ACTIVITIES	367.5	370.4	1,028.3	867.3

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(8.5)	(7.1)	(54.8)	(93.9)

Proceeds from sale of discontinued operations	-	-	144.7	-

Purchases of marketable securities, net	(207.2)	(89.9)	(1,079.5)	(428.1)

Purchases of property, plant and equipment	(65.0)	(62.8)	(187.7)	(209.4)

Proceeds from sales of property, plant and equipment	0.3	0.1	0.7	0.3

Other	-	(1.9)	(1.6)	(11.2)

NET CASH USED IN INVESTING ACTIVITIES	(280.4)	(161.6)	(1,178.2)	(742.3)

FINANCING ACTIVITIES

Borrowings (repayments) of debt, net	(0.9)	(1.4)	0.8	(227.2)

Dividends paid	-	-	(89.7)	(44.6)

Other	31.3	27.0	102.5	68.6

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	30.4	25.6	13.6	(203.2)

Effect of exchange rate changes on cash and cash equivalents	2.1	(0.5)	10.2	3.6

CHANGE IN CASH AND CASH EQUIVALENTS	$119.6	$233.9	$(126.1)	$(74.6)

Date:    January 23, 2008

Contact:     Katherine A. Owen

                  Vice President, Strategy and Investor Relations

                  269/385-2600